Exhibit 99.1

Myers Industries Reports 2019 Third Quarter Results

Updates Full-Year Outlook

November 5, 2019, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets, today announced results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•

GAAP income per diluted share from continuing operations was $0.15, compared to a loss of $0.60 for the third quarter of 2018, which included a charge of $33.3 million related to the 2015 sale of the Company’s Lawn and Garden business; adjusted income per diluted share from continuing operations was $0.15, which was flat compared to the third quarter of 2018

•	Net sales decreased 7.2% to $125.5 million

•

Adjusted operating income increased 7.9% to $8.5 million, despite a $3.5 million charge for estimated product replacement costs related to a manufacturing defect in certain boxes produced within the Material Handling Segment in 2019

•	Generated cash flow from continuing operations of $23.3 million and free cash flow of $22.1 million

•	Completed acquisition of Tuffy Manufacturing for $18 million in August 2019

Updated Full-Year 2019 Outlook

•

Full-year 2019 net sales are now expected to be down high single digits due primarily to soft demand in the Company’s food and beverage end market, which is anticipated to continue during the fourth quarter

•

Full-year GAAP income per diluted share from continuing operations is expected to be in the range of $0.65 to $0.70 for 2019; adjusted income per diluted share from continuing operations is expected to be in the range of $0.75 to $0.80

“Third quarter adjusted operating income grew despite a decrease in net sales and the charge for estimated product replacement costs in our Material Handling Segment. Net sales were down 7.2% due to softer than anticipated demand in our food and beverage and industrial end markets coupled with continued weakness in our consumer and vehicle end markets. The volume declines were more than offset by cost decreases and savings from the Distribution Segment transformation,” said Andrean Horton, Interim President and Chief Executive Officer of Myers Industries.

Ms. Horton continued, “Within our Distribution Segment, we continued to make progress and execute on the transformation while also integrating the recently acquired Tuffy Manufacturing Industries, Inc. The 2019 third quarter marked the fourth consecutive quarter of net sales growth with adjusted EBITDA increasing by 38.9%. We continue to be on track to meet our Distribution Segment EBITDA margin goal of 10% by the end of 2020.”

Overall Results

Third quarter 2019 net sales decreased $9.7 million or 7.2% to $125.5 million, compared to the third quarter of 2018. The decrease was the result of a sales decline in the Material Handling Segment. Gross profit decreased $2.5 million to $39.6 million, compared to the third quarter of 2018. Gross profit margin increased 40 basis points to 31.5%. Favorable price-cost margin more than offset the lower sales volume and $3.5 million charge taken during the quarter for estimated product replacement costs. Selling, general and administrative expenses decreased $2.9 million to $31.5 million, compared to the third quarter of 2018, due primarily to lower variable compensation costs and savings from the Distribution Segment’s transformation initiatives. GAAP income per diluted share from continuing operations was $0.15, compared to a loss of $0.60 for the third quarter of 2018 when the Company recognized $33.3 million of charges related to its Lawn and Garden business which was sold in 2015. Adjusted income per diluted share from continuing operations was $0.15, which was flat compared to the third quarter of 2018.

	Quarter Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2019	2018	% Inc (Dec)	2019	2018	% Inc (Dec)
Net sales	$125,480	$135,219	(7.2)%	$398,880	$428,347	(6.9)%
Gross profit	$39,586	$42,091	(6.0)%	$132,081	$137,197	(3.7)%
Gross profit margin	31.5%	31.1%		33.1%	32.0%
Operating income (loss)	$8,060	$(25,839)	—	$28,460	$(706)	—
Income (loss) from continuing operations:
Income (loss)	$5,219	$(21,137)	—	$18,468	$(4,774)	—
Income (loss) per diluted share	$0.15	$(0.60)	—	$0.52	$(0.15)	—
Operating income as adjusted(1)	$8,516	$7,893	7.9%	$34,905	$32,773	6.5%
Income from continuing operations as adjusted(1):
Income	$5,492	$5,258	4.4%	$23,248	$21,704	7.1%
Income per diluted share	$0.15	$0.15	0.0%	$0.65	$0.65	0.0%
EBITDA as adjusted(1)	$14,011	$14,157	(1.0)%	$52,260	$52,136	0.2%

(1)	Detail regarding the adjustments is provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment (consumer, food and beverage, industrial and vehicle end markets) for the third quarter of 2019 decreased $13.6 million or 13.9% compared to the third quarter of 2018. The decrease in net sales was primarily due to sales decreases in the Company’s food and beverage (lower seed box sales) and industrial (lower military product sales) end markets. The segment’s adjusted EBITDA declined 9.7% to $15.4 million for the third quarter of 2019, compared to $17.1 million for the third quarter of 2018. The lower sales volume and charge for estimated product replacement costs were partially offset by favorable price-cost margin and lower variable incentive compensation costs. Material Handling adjusted EBITDA margin for the third quarter increased 90 basis points to 18.4%.

Net sales in the Distribution Segment (auto aftermarket end market) for the third quarter of 2019 increased $3.8 million or 10.2% compared to the third quarter of 2018. Incremental sales due to the August 2019 Tuffy acquisition totaled $2.4 million. The segment’s adjusted EBITDA increased 38.9% to $4.0 million compared to the third quarter of 2018, due primarily to savings from the segment’s transformation initiatives, higher sales volume and the Tuffy acquisition. The Company continues to execute its transformation plan, which includes enhancements in its go-to-market strategy, the implementation of 80/20 to drive improved contribution margins, and optimization of its logistics and overhead costs, with a goal to expand Distribution EBITDA margin to 10% by the end of 2020. Distribution adjusted EBITDA margin for the third quarter increased 190 basis points to 9.5%.

2019 Outlook

For the full-year 2019, the Company now anticipates that total revenue year-over-year will be down high single digits versus its previous expectation of down low-to-mid single digits year-over-year. While the Company anticipates full-year sales growth in its Distribution Segment, it expects that growth to be more than offset by lower year-over-year sales in its Material Handling Segment.

“The Tuffy acquisition completed in the third quarter has already contributed to the Distribution Segment’s growth and we expect that acquisition along with our strategic initiatives to result in increased sales for the fourth quarter as well,” said Ms. Horton. “With respect to our Material Handling Segment, there continues to be uncertainty in the farm sector due to the late planting season, and some of our food and beverage customers have indicated that demand for the upcoming season will be softer than expected. Additionally, sales in our industrial end market declined year-over-year during the third quarter due to softer than anticipated demand for our military products. Although we anticipate continued sales growth in Distribution, we believe those sales increases won’t be enough to overcome the expected market declines in Material Handling. As a result, we are adjusting our full-year sales outlook to reflect the impact of these updated expectations.”

The Company anticipates depreciation and amortization to be approximately $24 million, net interest expense to be approximately $4 million, and the effective tax rate to be approximately 27%. GAAP income per diluted share from continuing operations is estimated to be in the range of $0.65 to $0.70, which is updated from the Company’s previous estimate of $0.62 to $0.72. The updated GAAP earnings outlook reflects the decreased sales outlook and the $3.5 million charge for estimated product replacement costs, partially offset by a decrease in incentive compensation costs and an anticipated reversal of approximately $2.3 million of stock compensation costs during the fourth quarter of 2019, resulting from the departure of the Company’s CEO in October 2019. The Company anticipates that adjusted income per diluted share from continuing operations will be in the range of $0.75 to $0.80, which is updated from the Company’s previous estimate of $0.75 to $0.85, and is based on a fully diluted share count of 36 million shares. The updated adjusted earnings outlook reflects the same items mentioned above, except for the anticipated reversal of approximately $2.3 million of stock compensation costs during the fourth quarter of 2019, which the Company expects to exclude from adjusted earnings. Capital expenditures are anticipated to be approximately $10 million.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, November 5, at 8:30 a.m. ET. The call is anticipated to last approximately one hour and may be accessed by dialing: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 8985798. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 8985798.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted income per diluted share from continuing operations, operating income as adjusted, income from continuing operations as adjusted, EBITDA as adjusted, adjusted operating income, adjusted EBITDA, adjusted EPS and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net sales	$125,480	$135,219	$398,880	$428,347
Cost of sales	85,894	93,128	266,799	291,150

Gross profit	39,586	42,091	132,081	137,197
Selling, general and administrative expenses	31,515	34,381	102,792	104,360
(Gain) loss on disposal of fixed assets	11	218	(87)	(96)
Impairment charges	—	—	916	308
Other expenses	—	33,331	—	33,331

Operating income (loss)	8,060	(25,839)	28,460	(706)
Interest expense, net	993	883	3,059	3,835

Income (loss) from continuing operations before income taxes	7,067	(26,722)	25,401	(4,541)
Income tax expense (benefit)	1,848	(5,585)	6,933	233

Income (loss) from continuing operations	5,219	(21,137)	18,468	(4,774)
Income (loss) from discontinued operations, net of income tax	—	(2)	127	(913)

Net income (loss)	$5,219	$(21,139)	$18,595	$(5,687)

Income (loss) per common share from continuing operations:
Basic	$0.15	$(0.60)	$0.52	$(0.15)
Diluted	$0.15	$(0.60)	$0.52	$(0.15)
Income (loss) per common share from discontinued operations:
Basic	$—	$—	$—	$(0.02)
Diluted	$—	$—	$—	$(0.02)
Net income (loss) per common share:
Basic	$0.15	$(0.60)	$0.52	$(0.17)
Diluted	$0.15	$(0.60)	$0.52	$(0.17)
Weighted average common shares outstanding:
Basic	35,495,157	35,229,171	35,451,980	32,783,853
Diluted	35,759,032	35,229,171	35,823,231	32,783,853

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Net sales
Material Handling	$84,110	$97,682	(13.9)%	$282,963	$317,621	(10.9)%
Distribution	41,388	37,557	10.2%	115,957	110,815	4.6%
Inter-company Sales	(18)	(20)	—	(40)	(89)	—

Total	$125,480	$135,219	(7.2)%	$398,880	$428,347	(6.9)%

Operating income (loss)
Material Handling	$10,385	$10,812	(3.9)%	$44,181	$44,865	(1.5)%
Distribution	3,382	2,546	32.8%	6,923	7,070	(2.1)%
Corporate	(5,707)	(39,197)	—	(22,644)	(52,641)	—

Total	$8,060	$(25,839)	(131.2)%	$28,460	$(706)	(4131.2)%

Operating income (loss) as adjusted
Material Handling	$10,385	$11,213	(7.4)%	$45,269	$45,370	(0.2)%
Distribution	3,603	2,546	41.5%	8,045	6,405	25.6%
Corporate	(5,472)	(5,866)	—	(18,409)	(19,002)	—

Total	$8,516	$7,893	7.9%	$34,905	$32,773	6.5%

Operating income margin as adjusted
Material Handling	12.3%	11.5%		16.0%	14.3%
Distribution	8.7%	6.8%		6.9%	5.8%
Corporate	n/a	n/a		n/a	n/a

Total	6.8%	5.8%		8.8%	7.7%

EBITDA as adjusted
Material Handling	$15,444	$17,107	(9.7)%	$61,441	$63,499	(3.2)%
Distribution	3,952	2,845	38.9%	8,919	7,314	21.9%
Corporate	(5,385)	(5,795)	—	(18,100)	(18,677)	—

Total	$14,011	$14,157	(1.0)%	$52,260	$52,136	0.2%

EBITDA margin as adjusted
Material Handling	18.4%	17.5%		21.7%	20.0%
Distribution	9.5%	7.6%		7.7%	6.6%
Corporate	n/a	n/a		n/a	n/a

Total	11.2%	10.5%		13.1%	12.2%

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2019	December 31, 2018
Assets
Current Assets
Cash	$74,814	$58,894
Accounts receivable, net	65,129	72,939
Income tax receivable	—	4,892
Inventories	44,009	43,596
Prepaid expenses and other current assets	3,441	2,534

Total Current Assets	187,393	182,855
Property, plant, & equipment, net	56,096	65,460
Right of use asset - operating leases	6,384	—
Deferred income taxes	6,074	5,270
Other assets	101,339	95,060

Total Assets	$357,286	$348,645

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$54,196	$60,849
Accrued expenses	32,867	36,574
Operating lease liability - short-term	2,215	—

Total Current Liabilities	89,278	97,423
Long-term debt	77,080	76,790
Operating lease liability - long-term	4,402	—
Other liabilities	22,706	19,794
Total Shareholders’ Equity	163,820	154,638

Total Liabilities & Shareholders’ Equity	$357,286	$348,645

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities
Net income (loss)	$18,595	$(5,687)
Income (loss) from discontinued operations, net of income taxes	127	(913)

Income (loss) from continuing operations	18,468	(4,774)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	11,505	13,329
Amortization	6,183	6,455
Accelerated depreciation associated with restructuring activities	—	16
Non-cash stock-based compensation expense	3,348	3,532
(Gain) loss on disposal of fixed assets	(87)	(96)
Provision for loss on note receivable	—	23,008
Lease guarantee contingency	—	10,323
Deferred taxes	—	(7,666)
Impairment charges	916	308
Other	441	(150)
Payments on performance based compensation	(413)	(1,249)
Other long-term liabilities	3,388	(313)
Cash flows provided by (used for) working capital
Accounts receivable	9,775	7,890
Inventories	2,386	2,708
Prepaid expenses and other current assets	(877)	(853)
Accounts payable and accrued expenses	(15,541)	(11,347)

Net cash provided by (used for) operating activities - continuing operations	39,492	41,121
Net cash provided by (used for) operating activities - discontinued operations	7,297	858

Net cash provided by (used for) operating activities	46,789	41,979

Cash Flows From Investing Activities
Capital expenditures	(5,669)	(3,560)
Acquisition of business	(18,000)	—
Proceeds from sale of property, plant and equipment	7,514	2,633

Net cash provided by (used for) investing activities - continuing operations	(16,155)	(927)
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	(16,155)	(927)

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	—	(74,557)
Cash dividends paid	(14,524)	(13,039)
Proceeds from issuance of common stock	755	2,825
Proceeds from public offering of common stock, net of equity issuance costs	—	79,522
Shares withheld for employee taxes on equity awards	(985)	(446)

Net cash provided by (used for) financing activities - continuing operations	(14,754)	(5,695)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(14,754)	(5,695)

Foreign exchange rate effect on cash	40	(31)

Net increase in cash and restricted cash	15,920	35,326
Cash and restricted cash at January 1	58,894	11,179

Cash and restricted cash at September 30	$74,814	$46,505

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$84,110	$41,388	$125,498	$(18)	$125,480
GAAP Gross profit			39,586	—	39,586
Add: Restructuring expenses and other adjustments			—	—	—

Gross profit as adjusted			39,586	—	39,586
Gross profit margin as adjusted			31.5%	n/a	31.5%

GAAP Operating income (loss)	10,385	3,382	13,767	(5,707)	8,060
Less: Restructuring expenses and other adjustments	—	(36)	(36)	—	(36)
Add: Tuffy acquisition costs	—	257	257	235	492

Operating income (loss) as adjusted	10,385	3,603	13,988	(5,472)	8,516
Operating income margin as adjusted	12.3%	8.7%	11.1%	n/a	6.8%

Add: Depreciation and amortization	5,059	349	5,408	87	5,495
Less: Depreciation adjustments	—	—	—	—	—

EBITDA as adjusted	$15,444	$3,952	$19,396	$(5,385)	$14,011
EBITDA margin as adjusted	18.4%	9.5%	15.5%	n/a	11.2%

	Quarter Ended September 30, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$97,682	$37,557	$135,239	$(20)	$135,219
GAAP Gross profit			42,091	—	42,091
Add: Restructuring expenses and other adjustments			286	—	286

Gross profit as adjusted			42,377	—	42,377
Gross profit margin as adjusted			31.3%	n/a	31.3%

GAAP Operating income (loss)	10,812	2,546	13,358	(39,197)	(25,839)
Add: Restructuring expenses and other adjustments(1)	401	—	401	—	401
Add: Provision for loss on note receivable	—	—	—	23,008	23,008
Add: Lease guarantee	—	—	—	10,323	10,323

Operating income (loss) as adjusted	11,213	2,546	13,759	(5,866)	7,893
Operating income margin as adjusted	11.5%	6.8%	10.2%	n/a	5.8%

Add: Depreciation and amortization	5,960	299	6,259	71	6,330
Less: Depreciation adjustments	(66)	—	(66)	—	(66)

EBITDA as adjusted	$17,107	$2,845	$19,952	$(5,795)	$14,157
EBITDA margin as adjusted	17.5%	7.6%	14.8%	n/a	10.5%

(1)	Includes gross profit adjustments of $286 and SG&A adjustments of $115

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$282,963	$115,957	$398,920	$(40)	$398,880
GAAP Gross profit			132,081	—	132,081
Add: Restructuring expenses and other adjustments			172	—	172

Gross profit as adjusted			132,253	—	132,253
Gross profit margin as adjusted			33.2%	n/a	33.2%
GAAP Operating income (loss)	44,181	6,923	51,104	(22,644)	28,460
Add: Restructuring expenses and other adjustments(1)	172	865	1,037	—	1,037
Add: Tuffy acquisition costs	—	257	257	235	492
Add: Asset impairment	916	—	916	—	916
Add: Environmental charges	—	—	—	4,000	4,000

Operating income (loss) as adjusted	45,269	8,045	53,314	(18,409)	34,905
Operating income margin as adjusted	16.0%	6.9%	13.4%	n/a	8.8%
Add: Depreciation and amortization	16,216	874	17,090	309	17,399
Less: Depreciation adjustments	(44)	—	(44)	—	(44)

EBITDA as adjusted	$61,441	$8,919	$70,360	$(18,100)	$52,260
EBITDA margin as adjusted	21.7%	7.7%	17.6%	n/a	13.1%

(1)	Includes gross profit adjustments of $172 and SG&A adjustments of $865

	Nine Months Ended September 30, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$317,621	$110,815	$428,436	$(89)	$428,347
GAAP Gross profit			137,197	—	137,197
Add: Restructuring expenses and other adjustments			575	—	575

Gross profit as adjusted			137,772	—	137,772
Gross profit margin as adjusted			32.2%	n/a	32.2%
GAAP Operating income (loss)	44,865	7,070	51,935	(52,641)	(706)
Add: Restructuring expenses and other adjustments(1)	713	—	713	—	713
Add: Provision for loss on note receivable	—	—	—	23,008	23,008
Add: Lease guarantee	—	—	—	10,323	10,323
Add: Asset impairment	—	—	—	308	308
Add: Loss (gain) on sale of assets	(208)	(665)	(873)	—	(873)

Operating income (loss) as adjusted	45,370	6,405	51,775	(19,002)	32,773
Operating income margin as adjusted	14.3%	5.8%	12.1%	n/a	7.7%
Add: Depreciation and amortization	18,276	909	19,185	325	19,510
Less: Depreciation adjustments	(147)	—	(147)	—	(147)

EBITDA as adjusted	$63,499	$7,314	$70,813	$(18,677)	$52,136
EBITDA margin as adjusted	20.0%	6.6%	16.5%	n/a	12.2%

(1)	Includes gross profit adjustments of $575 and SG&A adjustments of $138

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP Operating income (loss)	$8,060	$(25,839)	$28,460	$(706)
Add: Restructuring expenses and other adjustments	(36)	401	1,037	713
Add: Tuffy acquisition costs	492	—	492	—
Add: Asset impairments	—	—	916	308
Add: Environmental charges	—	—	4,000	—
Add: Charges related to 2015 sale of Lawn & Garden business(1)	—	33,331	—	33,331
Add: Loss (gain) on sale of assets	—	—	—	(873)

Operating income as adjusted	8,516	7,893	34,905	32,773
Less: Interest expense, net	(993)	(883)	(3,059)	(3,835)

Income before taxes as adjusted	7,523	7,010	31,846	28,938
Less: Income tax expense(2)	(2,031)	(1,752)	(8,598)	(7,234)

Income from continuing operations as adjusted	$5,492	$5,258	$23,248	$21,704
Adjusted earnings per diluted share from continuing operations(3)	$0.15	$0.15	$0.65	$0.65

(1)	Includes $23,008 for provision for loss on note receivable and $10,323 for lease guarantee.
(2)	Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2019 is 27% and in 2018 was 25%.
(3)	Adjusted earnings per diluted share for the three and nine months ended September 30, 2018 were calculated using 35,677,409 and 33,247,459 diluted shares, respectively.

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	September 30, 2019		September 30, 2018
Net cash provided by (used for) operating activities - continuing operations	$39,492		$41,121
Capital expenditures	(5,669)		(3,560)

Free cash flow	$33,823		$37,561

	YTD		YTD		Quarter
	September 30, 2019		June 30, 2019		September 30, 2019
Net cash provided by (used for) operating activities - continuing operations	$39,492	-	$16,173	=	$23,319
Capital expenditures	(5,669)	-	(4,406)	=	(1,263)

Free cash flow	$33,823	-	$11,767	=	$22,056

	YTD		YTD		Quarter
	September 30, 2018		June 30, 2018		September 30, 2018
Net cash provided by (used for) operating activities - continuing operations	$41,121	-	$27,223	=	$13,898
Capital expenditures	(3,560)	-	(2,318)	=	(1,242)

Free cash flow	$37,561	-	$24,905	=	$12,656